WEETAMOE BANCORP

                           Signature Authorization

                                 SEC Form 4
                                 SEC Form 5

The undersigned reporting person of Weetamoe Bancorp hereby authorizes and designates Isola A. Anctil to sign and file Forms 4s with the Securities and Exchange Commission on his/her behalf. This authorization shall remain in effect until cancelled in writing.

Signed this 14th day of March, 1995.

                                       Lecomte's Dairy Inc. Pension Trust

                                       /s/ Francis A. Macomber
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                                       Francis A. Macomber, Trustee